Exhibit 99.1
Who’s Your Daddy Restructures Operations and Strategy
Michael R. Dunn Named as Chairman and CEO
CARLSBAD, CA—(PRIMENEWSWIRE)—May 29, 2008 — Who’s Your Daddy, Inc. (OTC BB:WYDI.OB) today announced that Michael R. Dunn has been named Chairman of the Board of Directors and Chief Executive Officer. The appointment of Mr. Dunn is part of a series of steps to restructure operations and shift its strategy to focusing on strategic geographic markets with strong market alliances.
Edon Moyal, the Company’s former Chairman and CEO, has been appointed to the position of Executive Vice President of Marketing and Brand Development. Dan Fleyshman, formerly the Company’s President, has been named Founder and has become the Director of Sponsorship. The Company’s board of directors now consists of Michael R. Dunn serving as Chairman, replacing Wayne Anderson who has resigned to pursue other business interests, Edon Moyal and Derek Jones, Esq., with two additional seats designated for independent directors with experience in the beverage industry, company development or finance.
Edon Moyal, stated “Michael has been advising us since last September as an investment banking consultant and it is a pleasure to welcome him to the Board and to the Company on a full-time basis. He brings a wealth of experience in developing and growing companies, as well as an established record of raising capital to fund that growth. His appointment to the CEO role will allow me to spend more time in the field obtaining new customers, supporting existing customers, and continuing to build the brand.”
Mr. Dunn added “Who’s Your Daddy has developed an excellent brand and great tasting product. We have also restated the financial statements to properly incorporate the accounting for non-cash financial instruments including derivatives, stock options and warrants calculations. Now that we have completed these filings, we can focus as a team to incorporate systems and controls to ensure we complete our filings on a timely basis. Edon and I have currently turned our focus to concentrate our sales and marketing efforts on a selected number of strategic markets. We have successfully weathered a very difficult period and have learned a great deal as a Company during this process. Our immediate plans are to raise near-term capital to rationalize, restructure and/or settle past financial issues while looking to raise additional capital for growing the business. During the past few months with the Company, I have come to appreciate the tremendous strength in the product and the brand and I look forward to bringing my years of experience to bear in turning that strength into revenue growth.”
Mr. Dunn has more than 34 years of experience ranging from Food and Beverage Director at the former Desert Inn in Las Vegas, Nevada to the initial Chairman and CEO of Mountaineer Gaming a Russell 2000 (NasdaqGS: MNTG) gaming and entertainment company that currently has over $400 million in annual revenues and 3,300 employees that began as a reverse merger. Mr. Dunn’s career has focused on growing companies through obtaining over $75 million of growth capital and through marketing, promotion and special events for up to 20,000 people.
About Who’s Your Daddy, Inc.
Who’s Your Daddy, Inc. is a brand management company focused on the marketing, production and distribution of the Who’s Your Daddy® King of Energy™ line of beverages for the rapidly growing $4.9 billion U.S. energy drink market. Who’s Your Daddy, Inc. stock is traded publicly under the WYDI ticker symbol. For more information, go to http://www.kingofenergy.com. The Company’s blog site is at http://www.kingofbloggers.com
This document contains “forward-looking statements” related to future events. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are uncertain. Particular uncertainties which could adversely or positively affect our future results include: consumer tastes, availability of production, liquidity, general economic conditions, and the activities of competitors. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.
Contact:
Who’s Your Daddy, Inc.
Michael R Dunn, CEO, 760-438-5470
info@whosyourdaddyinc.com